UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 30, 2009
EBIX, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-15946	77-0021975

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Concourse Parkway, Suite 3200, Atlanta, Georgia	30328

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (678) 281-2020
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Business Acquisition
On October 1, 2009, Ebix, Inc. (“Ebix” of the “Company”) signed a binding agreement to acquire and fully merge the operations of E-Z Data, Inc (“E-Z Data”) into the Company’s operations effective October 1, 2009. Pursuant to the terms of this agreement, which closed on October 1, 2009, Ebix and its affiliates acquired the business operations and intellectual property of E-Z Data for an aggregate purchase price of $50.35 million paid to the sellers consisting of cash consideration in the amount of $21.35 million paid at closing and $25.00 million in shares of Ebix common stock valued at the average market closing price for the three most recent days prior to September 30, 2009. Furthermore, under the terms of the agreement the E-Z Data sellers hold a put option exercisable during the thirty-day period immediately following the two-year anniversary date of the business acquisition, which if exercised would enable them to sell the underlying shares of common stock back to the Company at a 10% discount off of the per-share value established on the effective date of the closing of Ebix’s acquisition of E-Z Data. E-Z Data, with principal offices in Pasadena, California, is a leading industry provider of on-demand CRM solutions for insurance companies, brokers, agents, investment dealers, and financial advisors. The Company intends to add E-Z Data’s product line to its EbixExchange division thereby providing access to the majority of the life and annuity desktop applications across the United States.
Ebix funded the cash portion of the purchase price for this business acquisition using the proceeds from the Company’s two convertible promissory notes that it issued in late August 2009.
A copy of the Agreement and Plan of Merger by and amongst Ebix, E-Z Data, and Dale Okuno and Dilip Sontakey, as Sellers dated September 30, 2009, is attached to this Form 8-K, as Exhibit 2.1. A copy of the IP Asset Purchase Agreement by and amongst Ebix Singapore PTE LTD., Ebix, Inc, E-Z Data, and Dale Okuno and Dilip Sontakey, as Shareholders dated September 30, 2009 is attached to this Form 8-K, as Exhibit 2.2. A copy of the press release, dated October 1, 2009, announcing the acquisition of E-Z Data is attached to this Form 8-K, as Exhibit 99.1.
Item 8.01 Other Events
On September 30, 2009 Ebix, Inc. (“Ebix” or the “Company”) signed a binding agreement to acquire Peak Performance Solutions, Inc. (“Peak”) effective October 1, 2009. Pursuant to the terms of this agreement, which closed on September 30, 2009, Ebix paid the Peak shareholders $8.00 million for all Peak’s outstanding stock. Peak’s shareholders also retain the right to earn up to $1.50 million of future additional cash compensation, if certain revenue targets are achieved for the 2010 calendar year. Peak, with principal offices in Columbus, Ohio, provides comprehensive, end-to-end insurance software and technology solutions to insurance companies and self-insured entities for workers’ compensation claims processing, risk management administration, and managed care tracking. The Company intends to add Peak’s product line to its EbixExchange division in order to broaden its risk management and claims processing offerings.
Ebix funded this acquisition with internal resources using available cash reserves.
In accordance with Rule 3-05 of Regulation S-K the business acquisition of Peak has been determined not to be significant to Ebix’s consolidated financial position or results of operations.
A copy of the press release, dated September 30, 2009, announcing the acquisition of Peak is attached to this Form 8-K, as Exhibit 99.2.

Item 9.01	Exhibits

2.1:	Agreement and Plan of Merger, dated September 30, 2009, by and amongst Ebix, E-Z Data, and Dale Okuno and Dilip Sontakey, as Sellers
2.2:	IP Asset Purchase Agreement, dated September 30, 2009, by and amongst Ebix Singapore PTE LTD., Ebix, Inc, E-Z Data, and Dale Okuno and Dilip Sontakey, as Shareholders dated September 30, 2009
99.1:	Press Release, dated October 1, 2009, as issued by Ebix, Inc. (re: the E-Z Data acquisition)
99.2:	Press Release, dated September 30, 2009, as issued by Ebix, Inc. (re: the Peak acquisition)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EBIX, INC.

	By:	/s/ Robert Kerris Robert Kerris
Chief Financial Officer and Corporate Secretary

October 6, 2009

EXHIBIT INDEX

Exhibit No.	Description

2.1:	Agreement and Plan of Merger, dated September 30, 2009, by and amongst Ebix, E-Z Data, and Dale Okuno and Dilip Sontakey, as Sellers
2.2:	IP Asset Purchase Agreement, dated September 30, 2009, by and amongst Ebix Singapore PTE LTD., Ebix, Inc, E-Z Data, and Dale Okuno and Dilip Sontakey, as Shareholders dated September 30, 2009
99.1:	Press Release, dated October 1, 2009, as issued by Ebix, Inc. (re: the E-Z Data acquisition)
99.2:	Press Release, dated September 30, 2009, as issued by Ebix, Inc. (re: the Peak acquisition)